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                                                                     EXHIBIT 5.1
                  March 24, 2000

                  Anaren Microwave, Inc.
                  6635 Kirkville Road
                  East Syracuse, New York 13057

                  Re: Anaren Microwave, Inc. Registration Statement on Form S-3

                  Ladies and Gentlemen:

                  We have acted as counsel to Anaren Microwave, Inc., a New York corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-3 (Registration No. 333-31460) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 1,840,000 shares of common stock, par value $.01 per share, of the Company to be sold by the Company and the selling shareholders named in the Registration Statement (together, the "Selling Shareholders"). Of such shares, an aggregate of 1,563,000 shares (collectively, the "New Shares") are to be sold by the Company and the remaining 277,000 shares are to be sold by the Selling Shareholders (collectively, the "Outstanding Shares" and together with the New Shares, the "Shares").

                  As such counsel, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of the Company.

                  Based upon the foregoing, we are of the opinion that (i) the Shares have been validly authorized, (ii) the Outstanding Shares are validly issued, fully paid and non-assessable shares of common stock of the Company, and (iii) when issued and delivered as described in the Registration Statement and the related prospectus against payment described therein, the New Shares will be validly issued, fully paid and non-assessable shares of common stock of the Company.

                  We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of New York.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent we do not thereby concede that we are within the category of persons whose consent is

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Anaren Microwave, Inc.
March 24, 2000
Page 2


                  required under Section 7 of the Securities
                  Act or the rules and regulations promulgated thereunder.

                  /s/ BOND, SCHOENECK & KING, LLP